EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 3, 1998, April 24, 1998 and February 8, 1999 included in U S Liquids' Form 10-K for the year ended December 31, 1997 and Forms 8-K/A filed with the SEC on June 2, 1998 and February 16, 1999 and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Houston, Texas
February 24, 1999